SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

Date of Report (Earliest Event Reported):  February 28, 1997

Exact name of Registrant
 as specified in its charter:  The Diana Corporation

State or Other Jurisdiction of Incorporation:  Delaware

Commission File Number:  1-5486

I.R.S. Employer Identification Number:  36-2448698

Address of Principal Executive Office:  26025 Mureau Road
                                        Calabasas, CA  91302

Registrant's Telephone Number, Including Area Code:  (818) 878-7711

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     10.1 Asset Purchase Agreement dated January 31, 1997 by and among Atlanta Provision Company, Inc. and Colorado
            Boxed Beef Company

     10.2 Agreement Regarding Class A Units dated October 2, 1996 by and between Sydney B. Lilly and Sattel
            Communications LLC

     10.3 Amended and Restated Agreement Regarding Award of Class B Units dated November 11, 1996 by and between James J. Fiedler and Sattel Communications LLC

     10.4 Amended and Restated Agreement Regarding Award of Class B Units dated November 11, 1996 by and between Daniel
            W. Latham and Sattel Communications LLC

     10.5 Amendment to Stock Option Agreements dated November 20, 1996 by and between The Diana Corporation and Richard
            Y. Fisher

     10.6 Separation Agreement dated November 20, 1996 by and between The Diana Corporation and Richard Y. Fisher

     10.7 Amendment to Stock Option Agreements dated November 20, 1996 by and between The Diana Corporation and Sydney B. Lilly

     10.8 Separation Agreement dated November 20, 1996 by and between The Diana Corporation and Sydney B. Lilly

     10.9 Amendment to Stock Option Agreements dated November 20, 1996 by and between The Diana Corporation and Donald E. Runge

     10.10 Separation Agreement dated November 20, 1996 by and between The Diana Corporation and Donald E. Runge

     10.11 Employment Agreement dated November 27, 1996 by and between The Diana Corporation and R. Scott Miswald

     10.12 Form of Indemnification Agreement dated November 26, 1996 or November 27, 1996 between The Diana Corporation and (i) Bruce C. Borchardt, (ii) Jack E. Donnelly,
            (iii) James J. Fiedler, (iv) Jay M. Lieberman and (v)
            R. Scott Miswald

     10.13  Loan Agreement and Promissory Note dated November 11,
            1996 by and between The Diana Corporation and James J.
            Fiedler

     10.14  Loan Agreement and Promissory Note dated November 11,
            1996 by and between The Diana Corporation and Daniel W.
            Latham

     10.15 Employment Agreement dated September 11, 1995 by and between Sattel Communications Company and James J.
            Fiedler

     10.16 Employment Agreement dated September 13, 1995 by and between Sattel Communications Company and Daniel W.
            Latham


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 THE DIANA CORPORATION
                                      (Registrant)


Date:  February 28, 1997         /s/ R. Scott Miswald
                                     Vice President and Treasurer